Exhibit 10.1.4

Exhibit A
SCHEDULE OF PARTNERS,
ALLOCATION OF PARTNERSHIP UNITS, PERCENTAGE INTERESTS
AND THE AGREED UPON VALUE OF NON-CASH INTERCOMPANY ADVANCES

Date Admitted	Name and address of partners	Value of non-cash intercompany advance		Partnership units issued	Approx. Percentage Interests	Federal ID #
02/04/1997	GTA LP, Inc. 14 North Adger’s Wharf Charleston, SC 29401	$		7,302,479	99.31%	58-2290326
02/04/1997	GTA GP, Inc. 14 North Adger’s Wharf Charleston, SC 29401	$		14,684	0.20%	58-2290217
Total Common OP Units				7,317,163	100.00%
	GTA LP, Inc. 10 North Adger’s Wharf Charleston, SC 29401		$20,000,000	800,000	100%